GUZOV OFSINK LLC ATTORNEYS-AT-LAW 600 MADISON AVENUE 14th FLOOR NEW YORK, NEW YORK 10022 TELEPHONE: (212) 371-8008 TELEFAX: (212) 688-7273 http://www.golawintl.com

LONG ISLAND OFFICE: 200 Broadhollow Road, Suite 207 Melville, NY 11747 Telephone: (631) 293-2904 • Fax: (631) 293-4418

April 30, 2008

Board of Directors
Mobiform Software, Inc.

Re:	Mobiform Software, Inc.
Form S-1

Board Members:

We have acted as counsel to Mobiform Software, Inc., a Delaware corporation (the “Company”), in connection with the filing of Amendment No. 1 to a Registration Statement on Form S-1 (Registration No. 333-150158) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), with respect to the registration under the Securities Act of 1933, as amended (the “Act”), for resale, of an aggregate of 17,795,424 shares of the Company’s common stock, $.0001 par value per share (the “Common Stock”), comprising 12,145,674 shares of Common Stock (the “Outstanding Common stock”) and 5,499,750 shares of Common Stock underlying certain warrants (‘Warrant Shares”) and 150,000 shares of Common Stock underlying certain convertible notes (“Note Shares,” and together with the Outstanding Common Stock and the Warrant Shares the “Shares”).

In our capacity as counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, in connection with the registration of the Shares, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, including, but not limited to, certain agreements relating to the authorization, issuance and sale of the Shares and copies of resolutions of the Company’s Board of Directors authorizing the issuance of the Shares.

In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

April 30, 2008

With respect to our opinion set forth below that the Outstanding Common Stock are fully paid we have relied exclusively on the representations made to us in an officers’ certificate concerning receipt by the Company of consideration for such shares.

With respect to our opinion that the Warrant Shares and Note Shares will be validly issued we have assumed that such shares will be evidenced by appropriate certificates duly executed and delivered.

Based upon the foregoing, we are of the opinion that the shares of Outstanding Common Stock have been duly authorized, validly issued and are fully paid and non-assessable and, assuming proper exercise of and payment of the purchase price for the applicable warrants and proper conversion of the notes, the Warrant Shares and Note Shares will be duly authorized, validly issued and fully paid and non-assessable .

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the forgoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. The foregoing opinions relate only to matters of the internal law of the State of Delaware without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction. We assume no obligation to supplement this opinion if, after the date hereof, any applicable laws change, or we become aware of any facts that might change our opinions, as expressed herein.

The opinion expressed herein may be relied upon by the Company in connection with the registration of the Shares, as contemplated by, and in conformity with, the Registration Statement. With the exception of the foregoing, the opinion expressed herein may not be relied upon by any other person without our prior written consent.

We express no opinion as to compliance with the securities or “blue sky” laws of any state or country in which the Shares are proposed to be offered and sold.

Very truly yours,

/s/ Guzov Ofsink, LLC
Guzov Ofsink, LLC